March 6, 1998


                                   Exhibit (i)

                                 Arthur Andersen
                              101 Eisenhower Parkway
                              Roseland NJ 07068-1099



March 6, 1998



Office of the Chief Accountant
SECPS Letter File
Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington DC  20549

Dear Sirs:

We have read Item 4 included in Form 8-K dated March 6, 1998 of Computer Transceiver Systems, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

s/ Arthur Andersen LLP



cc:      Ronald C. Byer, Vertex Industries, Inc.

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